 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2026

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
802 East 1050 South
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 14, 2026, the Company held the Annual Meeting at 9:00 a.m., Mountain Time. Holders of the Company’s Class A common stock were entitled to forty votes for each share held as of the close of business on May 22, 2026 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to one vote for each share held as of the Record Date. The Class A common stock and Class B common stock outstanding as of the Record Date voted as a single class on all matters.

Present at the 2026 Annual Meeting in person or by proxy were holders of shares of Class A common stock and Class B common stock representing an aggregate of 165,310,450 votes, or approximately 95.86% of the voting power of all issued and outstanding shares as of the Record Date, entitled to vote at the 2026 Annual Meeting, constituting a quorum.

The following is a brief description of each matter voted upon at the 2026 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable to each such matter. The matters voted upon were as follows:

Proposal 1. Election of Directors

The stockholders voted on a proposal to elect eight directors to the Company’s Board of Directors, each to serve one-year terms. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua G. James	138,263,314	10,045,197	17,001,939
Carine S. Clark	147,342,186	966,325	17,001,939
Daniel Daniel	147,185,144	1,123,367	17,001,939
Jeff Kearl	141,789,161	6,519,350	17,001,939
Dan Strong	147,475,201	833,310	17,001,939
Renée Soto	143,546,812	4,761,699	17,001,939
David Jolley	147,461,966	846,545	17,001,939
Ryan Wright	143,553,339	4,755,172	17,001,939

Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board of Directors. There were no additional director nominations brought to the 2026 Annual Meeting.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders voted on a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027. The results of the voting included 164,225,100 votes for, 449,388 votes against, 635,962 votes abstained and no broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027 was ratified.

Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)

The stockholders voted on a proposal for the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the voting included 144,640,298 votes for, 3,581,707 votes against, 86,506 votes abstained and 17,001,939 broker non-votes. The compensation of the Company’s named executive officers was approved, on an advisory basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: July 16, 2026	By:	/s/ Tod Crane
Tod Crane
Chief Financial Officer